Registration Statement No. ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                            -----------------------

                                   DTOMI, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                             98-0207554
-------------------------------                        -------------------------
(State or other jurisdiction of                        (I.R.S. Employer ID. No.)
incorporation or organization)

                             200 Ninth Avenue North
                    Suite 220, Safety Harbor, Florida, 34965
                                 (727) 723-8664
                    (Address of Principal Executive Offices)

                            -----------------------

     AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT BETWEEN DTOMI, INC.,
                               AND MOSHE GRAUMAN
                              (Full Title of Plan)

     AMENDMENT NO. 2 TO CONSULTING SERVICES AGREEMENT BETWEEN DTOMI, INC.,
                         AND CAMBRIDGE SECURITIES GROUP
                              (Full Title of Plan)

                               David M. Otto, Esq.
                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545
      (Name, Address and Telephone Number of Agent for Service of Process)

================================================================================

If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _____

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum           Proposed Maximum
Title of Securities to   Amount to be           Offering Price Per         Aggregate Offering         Amount
be Registered            Registered(1)          Share(2)                   Price(2)                   of Fee(2)
---------------------------------------------------------------------------------------------------------------
Common Stock,            900,000                $0.85                       $765,000                  $96.93
$0.001 par value
---------------------------------------------------------------------------------------------------------------

(1) The Company has amended the consulting services agreement (the "Consulting Agreement") between the Company and Moshe Grauman ("Grauman") and the Company shall issue an additional one hundred thousand (100,000) shares of common stock of the Company to Grauman pursuant to such amendment. Shares being issued pursuant to the Consulting Agreement are being issued in exchange for consulting services. Grauman shall be referred to herein as the "Consultant". The general nature and purpose of the Consulting Agreement is to provide for consulting services for the Company and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement is for five years. The Consulting Agreement may be terminated at any time by the Company or the Consultant by providing written notice to the other party. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The Company has amended the consulting services agreement (the "Consulting Agreement") between the Company and Cambridge Securities Group ("Cambridge Securities Group") and the Company shall issue an additional eight hundred thousand (800,000) shares of common stock of the Company to Cambridge Securities Group pursuant to such amendment. Shares being issued pursuant to the Consulting Agreement are being issued in exchange for consulting services. Cambridge Securities Group shall be referred to herein as the "Consultant". The general nature and purpose of the Consulting Agreement is to provide for consulting services for the Company and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement was for 15 months but has been amended to 24 months. The Consulting Agreement may be terminated at any time by the Company or the Consultant by providing written notice to the other party. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457. On January 13, 2004, the fair market value of the Company's common stock, determined from its closing price on the Over-the-Counter Bulletin Board was $0.85 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $765,000, and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by .0001267.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement: (i) the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2002, (ii) the Company's Quarterly Report on Form 10-QSB and Form 10-QSB, as amended, for the quarter ended March 31, 2003, June 30, 2003, and September 30, 2003 (iii) the Company's Reports on Forms 8-K and Forms 8-K, as amended, filed August 20, 2003, April 9, 2003 and January 31, 2003; and (iv) Forms S-8 filed with the Commission on June 11, 2003, File No. 333-106032, on August 19, 2003, File No. 333-108965,
September 19, 2003,  File No.  333-108965,  October 17, 2003,  File No.  109774,
December 2, 2003, File No. 333-110883, and December 3, 2003, File No. 333-110886
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The Otto Law Group, PLLC, which has prepared this Registration Statement and the opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented the Registrant in the past on certain legal matters. David M. Otto is the 100% beneficial owner of securities of The Otto Law Group, PLLC. Mr. Otto is also a Chairman of the Board of Directors and Secretary of the Registrant and the beneficial owner of 355,000 shares of common stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada General Corporation Law generally allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

ITEM 8. EXHIBITS

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any  prospectus  required by Section  10(a)(3) of the  Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Safety Harbor, Florida, on this 13th day of January, 2004.

                                        DTOMI, INC.
                                        (Name of Registrant)


Date: January 13, 2004                  By: /s/ John Haddock
                                           -------------------------------------
                                           John Haddock: CEO, Acting CFO

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                   Title                                   Date
           ---------                   -----                                   ----
/s/ John "JT" Thatch                   Director                                January 13, 2004
-----------------------------------
John "JT" Thatch

/s/ David M. Otto                      Chairman of the Board, Secretary        January 13, 2004
-----------------------------------
David M. Otto

                                INDEX TO EXHIBITS

Number    Description
------    -----------

4.1 Amendment No. 1 to Consulting Services Agreement between Moshe Grauman and Dtomi, Inc.
4.2 Amendment No. 2 to Consulting Services Agreement between Cambridge Securities Group and Dtomi, Inc.
5         Opinion of The Otto Law Group PLLC
23.1      Consent of The Otto Law Group, PLLC (contained in exhibit 5)
23.2      Consent of Salberg & Company, P.A.